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                                                                    EXHIBIT 12.1

                            CONSOLIDATED EDISON, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                NINE MONTHS ENDED
                             (Thousands of Dollars)

                                                                    SEPTEMBER
                                                                       2002
                                                                   ------------
EARNINGS
     Net Income for Common Stock                                   $    527,715
     Preferred Dividends                                                  9,627
     Income Tax                                                         325,902
                                                                   ------------

               Total Earnings Before Federal Income Tax                 863,244

FIXED CHARGES*                                                          333,507
                                                                   ------------
               Total Earnings Before Federal Income Tax
                 and Fixed Charges                                 $  1,196,751
                                                                   ============

     * Fixed Charges

     Interest on Long-Term Debt                                    $    286,499
     Amortization of Debt Discount, Premium and Expense                   9,311
     Interest on Component of Rentals                                    10,445
     Other Interest                                                      27,252
                                                                   ------------

               Total Fixed Charges                                 $    333,507
                                                                   ============

     Ratio of Earnings to Fixed Charges                                    3.59

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                            CONSOLIDATED EDISON, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES
                               TWELVE MONTHS ENDED
                             (Thousands of Dollars)

                                                                         SEPTEMBER       DECEMBER
                                                                           2002            2001
                                                                       ------------   -------------
EARNINGS
     Net Income for Common Stock                                       $    652,825   $     682,242
     Preferred Dividends                                                     13,025          13,593
     Income Tax                                                             402,043         442,631
                                                                       ------------   -------------

               Total Earnings Before Federal Income Tax                   1,067,893       1,138,466

FIXED CHARGES*                                                              448,368         457,554
                                                                       ------------   -------------
               Total Earnings Before Federal Income Tax
                 and Fixed Charges                                     $  1,516,261   $   1,596,020
                                                                       ============   =============

     * Fixed Charges

     Interest on Long-Term Debt                                        $    382,073   $     384,422
     Amortization of Debt Discount, Premium and Expense                      12,536          12,526
     Interest on Component of Rentals                                        13,927          18,783
     Other Interest                                                          39,832          41,823
                                                                       ------------   -------------

               Total Fixed Charges                                     $    448,368   $     457,554
                                                                       ============   =============

     Ratio of Earnings to Fixed Charges                                        3.38            3.49